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                                                                  Exhibit 10.5.1

                             EMPLOYMENT AGREEMENT


This Employment Agreement is entered into on this 19th day of May, 1999 by and between e.Digital Corporation ("Employer") ("Company") and Alfred H. Falk ("Employee").

1.   Position and Title:
     ------------------

     Employee's position and title shall be President and CEO.

     Employee shall report to the Company's Board of Directors.

     Employee shall be responsible for all day-to-day activities of the business and shall assume management responsibility for all functions and individuals who are part of the Company's operations.

     Employee shall be a member of the Board of Directors for the Company and shall participate in all Board related activities.

2.   Compensation:
     ------------

     Employee's base compensation shall be $155,000 per year. In addition, a guaranteed bonus of 35% of the base salary at the end of calendar year 1999. During subsequent years, Employee is eligible for a bonus to 25% of the base salary conditioned on Employee meeting certain objectives established by the Board of Directors. Future increases in base compensation shall be at the determination of the Board of Directors, based on performance.

3.   Stock Options:
     -------------

     In the event of any corporate occurrence affecting stock options, the options of Employee will be treated equivalently with those of any senior officers of the Company. In the event a Change of Control (51% or more) occurs, all issued stock options shall become immediately vested.

4.   Termination and Change of Control:
     ---------------------------------

     In the event termination occurs for reasons other than: (1) cause or (2) Employee's voluntary termination, six months severance shall be provided: including base compensation; health and medical benefits; and outplacement services.

     For purposes of this agreement, "cause" shall be defined as contemplated by
     Section 2924 of the California Labor Code.

     In the event a Change of Control occurs and within twelve (12) months of that event:

     Employee is involuntarily terminated

     OR

     Employee terminates his employment with the Company for Good Reason (e.g. the assignment of duties which are materially different than those of the existing position or any failure to reappoint or reelect Employee to the highest title held by Employee), Employee shall receive a termination payment equal to one year of the then current annual compensation.
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5.   Other Benefits:
     --------------

     Employee shall receive insurance, medical, disability insurance, and health benefits currently available to other senior executives as per existing policies.

     Employee shall be entitled to take four weeks of vacation annually.

     To the extent currently available, Employee shall receive other such benefits equal to those of other senior executives within the Company, specifically including directors and officers insurance.

6.   Arbitration Agreement:
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     Any claim or controversy arising out of or related to this agreement, the employment relationship or the subject matter hereof shall be settled by binding arbitration before one arbitrator in Los Angeles, California in accordance with the commercial arbitration rules of the American Arbitration Association; and judgment upon any award rendered by the arbitrator(s) may be entered as a judgment in any court having competent jurisdiction. The party shall have rights to discover as provided in
     Section 1283.05 of the California Code of Civil Procedure. The prevailing party in any such dispute shall recover all of its costs and expenses, including reasonable attorney fees.

7.   Term of Agreement:
     -----------------

     The term of this agreement shall begin on the date first above written and remain in effect for two years from that date.

This agreement supercedes any previous agreement between Employer and Employee.

INTENDING TO BE LEGALLY BOUND, the parties have executed this Employment Agreement as of the date first above written.

                                         e.Digital Corporation

                                         By: /s/ ELWOOD G. NORRIS
                                             --------------------
                                         Elwood G. Norris, Chairman of the Board

                                         By: /s/ ALFRED H. FALK
                                             ------------------
                                         Alfred H. Falk, Employee